UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2026

NEXGEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41173	26-4042544
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2150 Cabot Boulevard West, Suite B Langhorne, Pennsylvania	19047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	NXGL	The Nasdaq Capital Market LLC
Warrants to Purchase Common Stock	NXGLW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 21, 2026 (the “Separation Date”), NexGel, Inc. (the “Company”) terminated Adam R. Levy’s employment as Chief Executive Officer without Cause (as defined in Mr. Levy’s Executive Employment Agreement, dated July 23, 2026), and Mr. Levy resigned from the Company’s Board of Directors (the “Board”) and from all other officer, director, committee and fiduciary positions held by him with the Company and its subsidiaries.

In connection with Mr. Levy’s departure, the Company and Mr. Levy are negotiating a Separation Agreement and Release, the material terms of which have not yet been finalized. The Company will file an amendment to this Current Report on Form 8-K disclosing the material terms of the Separation Agreement and Release, to the extent required by Item 5.02 of Form 8-K, once such agreement has been finalized and executed by the parties.

Effective as of the Separation Date, the Board appointed Brian Kieser to serve as Interim Chief Executive Officer of the Company. Mr. Kieser has served as a member of the Board since May 6, 2026.

Mr. Kieser, age 59, is the Founder and Chief Executive Officer of Fountainhead Lifesciences (f/k/a Fountainhead Biomedical Holdings) (“Fountainhead”), a San Antonio-based venture platform designed to create, scale, and commercialize next-generation medical technologies. Through Fountainhead, Mr. Kieser has assembled a vertically integrated ecosystem of companies focused on orthopedic medical devices, regenerative biologics, and advanced biomedical manufacturing, including Nvision Biomedical Technologies, Sequence LifeScience, Inc. (“Sequence”), and Lockhill Advanced Manufacturing Technologies. Mr. Kieser also serves as Chief Executive Officer of Sequence. Prior to founding Fountainhead, Mr. Kieser held several financial and accounting leadership roles in industries including wholesale distribution, military government contracting, and healthcare. Mr. Kieser holds 14 issued patents covering structural encoding technologies and methods used to uniquely identify implanted medical devices. Mr. Kieser earned his BBA in Accounting from the University of Texas at El Paso and is a Certified Public Accountant licensed to practice in Texas.

There is no arrangement or understanding between Mr. Kieser and any other person pursuant to which he was appointed as Interim Chief Executive Officer, and there are no family relationships between Mr. Kieser and any director or executive officer of the Company.

The Company has an existing strategic partnership with Sequence, of which Mr. Kieser serves as Chief Executive Officer, as previously disclosed by the Company.

The material terms of Mr. Kieser’s compensation arrangements in connection with his appointment as Interim Chief Executive Officer have not yet been determined. The Company will file an amendment to this Current Report on Form 8-K disclosing such compensation arrangements, to the extent required by Item 5.02(c)(3) of Form 8-K, once such terms have been determined.

On August 20, 2026, the Company issued a press release announcing the matters described above, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of NexGel, Inc. issued August 20, 2026.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2026

NEXGEL, INC.

	By:	/s/ Ian Blackman
Ian Blackman
Chief Financial Officer